AMENDED AND RESTATED RULE 12b-1 PLAN

State Street Institutional Investment Trust

1. The Trust. The State Street Institutional Investment Trust (the “Trust”) is an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”), and organized as a series trust (each such series is referred to herein as a “Fund”).

2. The Plan. The Trust desires to adopt a plan of distribution pursuant to Rule 12b-1 under the 1940 Act with respect to the classes of shares of beneficial interest (“Shares”) of each Fund set out on Exhibit A, and the Board of Trustees of the Trust (the “Board of Trustees”) has determined that there is a reasonable likelihood that adoption of this Rule 12b-1 Plan (the “Plan”) will benefit each Fund (each a “Designated Fund” and collectively the “Designated Funds”) and each such class and the holders of Shares of each Fund and of each such class. Accordingly, each Designated Fund hereby adopts this Plan in accordance with Rule 12b-1 under the 1940 Act on the following terms and conditions (capitalized terms not otherwise defined herein have the meanings assigned thereto in the Funds’ registration statement under the 1940 Act and under the Securities Act of 1933, as amended, as such registration statement is amended from time to time).

3. The Distributor. The Trust has entered into a written Distribution Agreement with the Trust’s distributor (the “Distributor”), pursuant to which the Distributor will act as the exclusive distributor with respect to the distribution of Shares as described in the registration statement of each Fund.

4. Payments. Each class of Shares of a Designated Fund may pay fees pursuant to this Plan at annual rates as may hereafter be determined by the Board of Trustees, which rates shall not exceed the rates set forth on Exhibit A attached hereto. All agreements related to this Plan shall be in writing and shall provide: (A) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreement related to this Plan (the “Independent Trustees”) or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the applicable class of Shares of the Designated Fund, on not more than 60 days’ written notice to any other party to the agreement, and (B) that such agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

5. Term. This Plan shall, unless terminated as hereinafter provided, remain in effect with respect to each applicable class of Shares of each Designated Fund for one year from its effective date and shall continue thereafter, provided that its continuance with respect to that class is specifically approved at least annually by a vote of both a majority of the Trustees and a majority of Independent Trustees, cast in person at a meeting called for the purpose of voting on this Plan.

6. Amendment. This Plan may be amended at any time by the Board of Trustees, provided that (a) any amendment to increase materially the rate at which payments may be made by a class of Shares of a Designated Fund under this Plan shall be effective only upon approval by a vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of that class of Shares, and (b) any material amendment of this Plan shall be effective only upon approval by a vote of both a majority of the Board of Trustees and a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such amendment.

7. Termination. This Plan may be terminated at any time with respect to any class of Shares of a Designated Fund, without payment of any penalty, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of that class of Shares. In the event of termination or non-continuance of this Plan, the Trust may reimburse any expense that it incurred prior to such termination or non-continuance, provided that such reimbursement is specifically approved by both a majority of the Board of Trustees and a majority of the Independent Trustees.

8. Reports. While this Plan is in effect, the Distributor shall provide to the Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

9. Records. The Trust shall preserve copies of this Plan, each agreement related hereto and each report referred to in paragraph 9 hereof for a period of at least six years from the date of such Plan, agreement or report, the first two years in an easily accessible place.

10. Independent Trustees. While this Plan is in effect, the selection and nomination of Independent Trustees shall be committed to the discretion of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act).

11. Severability. If any provision of the Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

Plan adopted: February 28, 2000

Amended: September 17, 2007; May 15, 2008; February 18, 2010; April 14, 2014; June 19, 2014; November 19, 2014; February 10, 2015; May 19, 2015; August 19, 2015; November 17, 2015; May 17, 2017; May 17, 2018, May 14, 2020, February 9, 2021 and November 13, 2024.

EXHIBIT A

A Designated Fund may pay fees under this Plan with respect to any class of Shares of that Designated Fund at an annual rate up to the rate shown below, of the average daily net assets attributable to that class.

FUND AND CLASS	MAXIMUM ANNUALIZED RATE
State Street Equity 500 Index Fund
Administrative Shares	0.15%
Service Shares	0.25%
Class R Shares	0.60%
Class A	0.25%
State Street Institutional Liquid Reserves Fund
Investment Class	0.10%
Administration Class	0.05%
State Street Institutional U.S. Government Money Market Fund
Investment Class	0.10%
Administration Class	0.05%
State Street Institutional Treasury Money Market Fund
Investment Class	0.10%
Administration Class	0.05%
State Street Institutional Treasury Plus Money Market Fund
Investment Class	0.10%
Administration Class	0.05%
State Street Target Retirement 2020 Fund
Class A	0.25%
Class R3	0.25%
State Street Target Retirement 2025 Fund
Class A	0.25%
Class R3	0.25%
State Street Target Retirement 2030 Fund
Class A	0.25%
Class R3	0.25%
State Street Target Retirement 2035 Fund
Class A	0.25%
Class R3	0.25%
State Street Target Retirement 2040 Fund
Class A	0.25%
Class R3	0.25%
State Street Target Retirement 2045 Fund
Class A	0.25%
Class R3	0.25%
State Street Target Retirement 2050 Fund
Class A	0.25%
Class R3	0.25%
State Street Target Retirement 2055 Fund
Class A	0.25%
Class R3	0.25%

FUND AND CLASS	MAXIMUM ANNUALIZED RATE
State Street Target Retirement 2060 Fund
Class A	0.25%
Class R3	0.25%
State Street Target Retirement 2065 Fund
Class A	0.25%
Class R3	0.25%
State Street Target Retirement Fund
Class A	0.25%
Class R3	0.25%
State Street Global All Cap Equity ex-U.S. Index Fund
Class A	0.25%
State Street Aggregate Bond Index Fund
Class A	0.25%
State Street International Developed Equity Index Fund
Class A	0.25%
State Street Hedged International Developed Equity Index
Class A	0.25%
State Street State Street Ultra Short Term Bond Fund (close/liquidate 2021?)
Investment Class	0.10%
State Street Cash Reserves Fund (close/liquidate 2021?)
Investment Class	0.10%
Administration Class	0.05%
State Street Small/Mid Cap Equity Index Fund
Class A	0.25%
State Street Emerging Markets Equity Index Fund
Class A	0.25%
State Street Target Retirement 2070 Fund
Class R3	0.25%

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